Exhibit 23.5

August 12, 2025

TCTM Kids IT Education Inc.,

19/F, Building A, Vanke Times Center

No.186 Beiyuan Road, Chaoyang District Beijing, 100102,

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings on “EXPLANATORY NOTE”, “ENFORCEABILITY OF CIVILLIABILITIES—The PRC”, “LEGAL MATTERS” in the Registration Statement on Form F-3 filed by TCTM Kids IT Education Inc. with the Securities and Exchange Commission (the “SEC”) (No. 333-284305) (the “Form F-3”). This consent also extends to any future amendments to the Form F-3, provided that the references of our names under the foregoing headings are not substantively changed. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form F-3.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Beijing DOCVIT Law Firm
Beijing DOCVIT Law Firm